UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court Gainesville, Florida 32653
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Meeting”) of Exactech, Inc. (the “Company”) was held on April 30, 2015.

The matters voted on at the Meeting consisted of the following:

a)
Proposal 1 - The election of two Class III directors to the Company’s Board of Directors. The name of each nominee for election and the number of shares voted for, withheld, and broker non-votes for such nominee are set forth below. There were no abstentions with respect to such nominees:

Director	For	Withheld	Broker Non-votes
Fern S. Watts (Class III)	11,200,512	263,099	1,447,300
W. Andrew Krusen, Jr. (Class III)	11,337,684	125,927	1,447,300

b)
Proposal 2 - Approval of a non-binding advisory resolution regarding the compensation of the Company's named executive officers. The number of shares voted for, against, abstain, and broker non-votes is set forth below.

For	Against	Abstain	Broker Non-votes
10,797,557	371,783	294,271	1,447,300

c)
Proposal 3 - Ratification of the Selection of McGladrey LLP as the Company’s principal independent registered public accounting firm for fiscal year ending December 31, 2015. The number of shares voted for, against and abstain is set forth below. There were no broker non-votes with respect to proposal 3.

For	Against	Abstain
12,438,667	469,359	2,885

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date:	May 5, 2015	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer